ADMINISTRATION

SERVICE AGREEMENT

between

XTF INVESTORS TRUST

and

INDEX

1.

APPOINTMENT AND DELIVERY OF DOCUMENTS

2.

DUTIES OF GFS

3.

FEES AND EXPENSES

4.

STANDARD OF CARE, INDEMNIFICATION AND RELIANCE

5.

LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

6.

EXPENSES ASSUMED AS ADMINISTRATOR

7.

REPRESENTATIONS AND WARRANTIES.

8.

CONFIDENTIALITY

9.

PROPRIETARY INFORMATION

10.

ADDITIONAL FUNDS AND CLASSES

11.

ASSIGNMENT

12.

EFFECTIVE DATE, TERM AND TERMINATION

13.

 LIAISON WITH ACCOUNTANTS

14.

MISCELLANEOUS

SCHEDULE A

SCHEDULE B

XTF INVESTORS TRUST

ADMINISTRATION SERVICE AGREEMENT

AGREEMENT made as of the 20th day of February 2007, by and XTF INVESTORS TRUST, a Delaware business trust, having its principal office and place of business at 110 Wall Street, 18th Floor, New York, NY 10005 (the "Trust") and GEMINI FUND SERVICES, LLC, a Nebraska limited liability company having its principal office and place of business at the Hauppauge Corporate Center, 450 Wireless Boulevard, Hauppauge, New York 11788 (“GFS”).

WHEREAS, the Trust is an open-end management investment company registered with the United States Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, the Trust is authorized to issue shares (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust offers shares in the series as listed in Schedule A hereof (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 10, being herein referred to as a “Fund,” and collectively as the “Funds”); and

WHEREAS, the Trust desires that GFS perform certain administrative services for each Fund and GFS is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Trust and GFS hereby agree as follows:

1.

APPOINTMENT AND DELIVERY OF DOCUMENTS

(a)

The Trust, on behalf of each Fund listed in Schedule A, hereby appoints GFS to provide administrative services for the Trust as described hereinafter, as administrator of the Trust for the period and on the terms set forth in this Agreement.  GFS accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 3 of this Agreement.

(b)

In connection therewith the Trust has delivered to GFS copies of:

(i)

the Trust's Agreement, Declaration of Trust and Bylaws (collectively, as amended from time to time, "Organizational Documents");

(ii)

the Trust's Registration Statement on Form N-1A and all amendments thereto filed with the SEC pursuant to the Securities Act of 1933, as amended  ("Securities Act"), and the 1940 Act ("Registration Statement");

(iii)

the Trust’s notification of registration under the 1940 Act on Form N-8A as filed with the SEC;

(iv)

the Trust's current Prospectus and Statement of Additional Information for each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus");

(v)

the current plan of distribution adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan"); and

(vi)

procedures adopted by the Trust in accordance with Rule 17a-7 under the 1940 Act with respect to affiliated transactions.

(c)

The Trust shall promptly furnish GFS with all amendments of or supplements to the items listed in Section 1(b), and shall deliver to GFS a certified copy of the resolution of the Board of Trustees of the Trust ("Board") appointing GFS and authorizing the execution and delivery of this Agreement.

2.

DUTIES OF GFS

(a)

Administrative Services.  GFS may from time to time adopt procedures, or modify its procedures, to implement the terms of this Section.  With respect to each Fund, GFS shall provide the following services subject to, and in compliance with the objectives, policies and limitations set forth in the Trust’s Registration Statement, the Trust’s Agreement and Declaration of Trust Bylaws, applicable laws and regulations, and resolutions and policies implemented by the Trust’s Board of Trustees (the “Board”):

(i)

Oversee the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent, fund accountant and dividend disbursing agent as well as legal, auditing, shareholder servicing and other services performed for the Trust;

(ii)

Monitor Fund holdings and operations for compliance with the Prospectus and Statement of Additional Information, SEC statutes, rules, regulations and policies, and IRS taxation limitations and restrictions, provide all periodic compliance reports to XTF Advisors LLC, the Trust’s manager, (“Adviser”), and assist the Trust, and the Adviser in preparation of periodic compliance reports to the Trust, as applicable;

(iii)

Monitor 12d-1 arrangements and make all proper notifications to underlying funds in a timely manner and in accordance with each underlying fund’s exemptive order;

(iv)

Prepare and coordinate the printing and mailing of semi-annual and annual financial statements and prospectuses;

(v)

Prepare selected management reports for performance and compliance analyses agreed upon by the Trust and GFS from time to time;

(vi)

In consultation with counsel to the Trust, the investment adviser, officers of the Trust and other relevant parties, prepare and disseminate materials for meetings of the Board, including agendas and selected financial information as agreed upon by the Trust and GFS from time to time; attend and participate in Board meetings to the extent requested by the Board; and prepare or cause to be prepared minutes of the meetings of the Board;

(vii)

Determine income and capital gains available for distribution and calculate distributions required to meet regulatory, income, and excise tax requirements, to be reviewed by the Trust's independent public accountants;

(viii)

Review the Trust's federal, state, and local tax returns as prepared and signed by the Trust's independent public accountants;

(ix)

Prepare and maintain the Trust's operating expense budget to determine proper expense accruals to be charged to each Fund in order to calculate its daily net asset value;

(x)

In consultation with counsel for the Trust, assist in and oversee the preparation, filing, printing and where applicable, dissemination to shareholders of the following:

•

amendments to the Trust’s Registration Statement on Form N-1A;

•

periodic reports to the Trustees, shareholders and the SEC, including but not limited to annual reports and semi-annual reports;

•

notices pursuant to Rule 24f-2;

•

proxy materials; and

•

reports to the SEC on Forms N-SAR, N-CSR, N-PX and N-Q.

(xi)

Coordinate the Trust's annual audit SEC examination by:

•

assisting the Trust's independent auditors, or, upon approval of the Trust, any regulatory body, in any requested review of the Trust's accounts and records;

•

providing appropriate financial schedules (as requested by the Trust's independent public accountants or SEC examiners); and

•

providing office facilities as may be required.

(xii)

After consultation with counsel for the Trust and the investment adviser, determine the jurisdictions in which Shares of the Trust shall be registered or qualified for sale; register, or prepare applicable notice or other filings with respect to, the Shares with the various state and other securities commissions, provided that all fees for the registration of Shares or for qualifying or continuing the qualification of the Trust shall be paid by the Trust;

(xiii)

Monitor sales of Shares and ensure that the Shares are properly and duly registered with the SEC;

(xiv)

Oversee the calculation of performance data for dissemination to information  services covering the investment company industry, for sales literature of the Trust and other appropriate purposes;

(xv)

Prepare, or cause to be prepared, expense and financial reports, including Fund budgets, expense reports, pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections on a periodic basis;

(xvi)

Prepare authorization for the payment of Trust expenses and pay, from Trust assets, all bills of the Trust;

(xvii)

Provide information typically supplied in the investment company industry to companies that track or report price, performance or other information with respect to investment companies;

(xviii)

Assist the Trust in the selection of other service providers, such as independent accountants, transfer agent, fund accountants, proxy solicitors and perform such other record keeping, reporting and other tasks as may be specified from time to time in the procedures adopted by the Board, provided, that GFS need not begin performing any such task except upon sixty (60) days' written notice and pursuant to mutually acceptable compensation agreements; and

(xix)

Such other services and assistance relating to the affairs of the Trust as the Trust may, from time to time, reasonably request pursuant to mutually acceptable compensation agreements.

(b)

Blue Sky Matters.  GFS shall facilitate the registration of Fund or the Trust in each state and territory of the United States, as required, with respect to Shareholders domiciled or residing in each State of the United States.

(c)

In order for GFS to perform the services required by this Section 2, the Trust (i) shall cause all service providers to the Trust to furnish any and all information to GFS, and assist GFS as may be required and (ii) shall ensure that GFS has access to all records and documents maintained by the Trust or any service provider to the Trust.

(d)

GFS shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

(e)

Whenever, in the course of performing its duties under this Agreement, GFS determines, on the basis of information supplied to GFS by the Trust, that a violation of applicable law has occurred, or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, could occur, GFS shall promptly notify the Trust and its counsel of such violation.

3.

FEES AND EXPENSES

(a)

Fees.  As compensation for the services provided by GFS to the Trust pursuant to this Agreement, the Trust, on behalf of each Fund, agrees to pay GFS the fees set forth in Schedule B hereto. Fees will begin to accrue for each Fund on the latter of the date of this Agreement or the date GFS begins providing services to the Funds.  For the purpose of determining fees calculated as a function of the Trust’s assets, the value of the Trust’s assets and net assets shall be computed as required by its currently effective Prospectus, generally accepted accounting principles, and resolutions of the Board.  GFS will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month; and GFS' fee shall not be subject to monthly pro ration.

(b)

Expenses.  GFS will bear its own expenses, in connection with the performance of the services under this Agreement, except as provided herein or as agreed to by the parties.  In addition to the fees paid under subsection (a), the Trust agrees to reimburse GFS for out-of-pocket expenses or advances incurred by GFS for the items set out in Schedule B and any other reasonable expenses incurred by GFS at the request or with the consent of the Trust ..

(c)

Fee Changes.  The fees, out-of pocket expenses and advances identified in subsections (a) and (b) above may only be changed subject to prior written approval by the Trust.  For reports, analyses and services requested in writing by the Trust and provided by GFS, not in the ordinary course, GFS shall charge $150/hour for senior staff time, $75/hour for junior staff time and $200/hour for computer personnel time.

(d)

Due Date.  All fees under subsection (a) above are due and payable within five (5) days of receipt of invoice.  All expenses under subsection (b) above are due and payable within ten (10) days of receipt of invoice.

(e)

Accounts and Records.  The accounts and records maintained by GFS shall be the property of the Funds, and shall be surrendered to the Funds, at the expense of the Funds, promptly upon request by the Funds, provided that all service fees and expenses charged by GFS in the performance of its duties hereunder have been fully paid to the satisfaction of GFS, in the form in which such accounts and records have been maintained or preserved.  GFS agrees to maintain a back up set of accounts and records of the Funds (which back-up set shall be updated on at least a weekly basis) at a location other than that where the original accounts and records are stored.  GFS shall assist the Funds’ independent auditors, or, upon approval of the Funds, any regulatory body, in any requested review of the Funds’ accounts and records.  GFS shall preserve the accounts and records, as they are required to be maintained and preserved by Rule 31a-1 ..

4.

STANDARD OF CARE, INDEMNIFICATION AND RELIANCE

(a)

Indemnification of GFS.  The Trust shall on behalf of each applicable Fund indemnify and hold GFS harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to the Trust’s refusal or failure to comply with the terms of this Agreement, or which arise out of the Trust’s failure to act in good faith, gross negligence or willful misconduct with respect to the Trust’s performance under or in connection with this Agreement. GFS shall not be responsible for and shall be entitled to rely upon and may act upon information, records and reports generated by the Funds, advice of the Funds, or of counsel for the Funds and upon statements of the Funds’ independent accountants, and shall be without liability for any action reasonably taken or omitted pursuant to such records and reports or advice, provided that such action is not, to the knowledge of GFS, in violation of applicable federal or state laws or regulations, and provided further that such action is taken without gross negligence, bad faith, willful misconduct or reckless disregard of its duties, and the Trust shall hold GFS harmless in regard to any liability incurred by reason of the inaccuracy of such information or for any action reasonably taken or omitted in good faith reliance on such information.

(b)

Indemnification of the Trust. GFS shall indemnify and hold the Trust and each applicable Fund harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributed to GFS’ refusal or failure to comply with the terms of this Agreement, or which arise out of GFS’ failure to act in good faith, gross negligence, willful misconduct or reckless disregard of its duties with respect to GFS’ performance under or in connection with this Agreement.

(c)

Reliance.  Except to the extent that GFS may be liable pursuant to this Section 4, GFS shall not be liable for any action taken or failure to act in good faith in reliance upon:

(i)

advice of the Trust or of counsel to the Trust;

(ii)

any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction pursuant to procedures mutually agreed to by GFS and the Adviser;

(iii)

any written instruction or certified copy of any resolution of the Board, and GFS may rely upon the genuineness of any such document, copy or facsimile thereof reasonably believed in good faith by GFS to have been validly executed; or

(iv)

any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by GFS to be genuine and to have been signed or presented by the Trust or other proper party or parties;

and GFS shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack of authority of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which GFS reasonably believes in good faith to be genuine.

(d)

Errors of Others ..  GFS shall not be liable for the errors of other service providers to the Trust, including the errors of pricing services (other than to pursue all reasonable claims against the pricing service based on the pricing services' standard contracts entered into by GFS) and errors in information provided by an investment adviser (including prices and pricing formulas and the untimely transmission of trade information) or custodian to the Trust; except or unless any GFS action or inaction by GFS is a direct or proximate cause of the error.

5.

LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and GFS agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund (or Funds) to which GFS’ rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.  The term “Trust” means and refers to the Trustees from time to time serving under the Trust’s Declaration of Trust as the same may subsequently thereto have been or subsequently hereto be, amended.  It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust.  The execution and delivery of this Agreement have been authorized by the trustees of the Trust and signed by the officers of the Trust, acting as such, and neither such authorization by such trustees and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.  A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of Delaware.

6.

EXPENSES ASSUMED AS ADMINISTRATOR

Except as otherwise specifically stated in this Agreement, GFS shall pay all expenses incurred by it in performing its services and duties as administrator.  The Trust will bear all other expenses to be incurred in the operation of the Funds (other than those borne by the Adviser) including:

(a)

taxes;

(b)

interest;

(c)

brokerage fees and commissions, if any;

(d)

fees for Trustees who are not officers, directors, partners, employees or holders of five percent (5%) or more of the outstanding voting securities of the Adviser or GFS or any of their affiliates;

(e)

Securities and Exchange Commission fees;

(f)

state blue sky registration or qualification fees;

(g)

advisory fees;

(h)

charges of custodians;

(i)

transfer and dividend disbursing agents' fees;

(j)

certain insurance premiums;

(k)

outside auditing and legal expenses;

(l)

costs of maintaining trust existence;

(m)

costs attributable to shareholder services, including without limitation telephone and personnel expenses;

(n)

costs of preparing and printing Prospectuses for regulatory purposes;

(o)

costs of shareholders' reports and Trust meetings;

(p)

Trust legal fees; and

(q)

any extraordinary expenses.

7.

REPRESENTATIONS AND WARRANTIES.

(a)

Representations of GFS.  GFS represents and warrants to the Trust that:

(i)

it is a limited liability company duly organized and existing and in good standing under the laws of the State of Nebraska;

(ii)

it is empowered under applicable laws and by its organizational documents to enter into this Agreement and perform its duties under this Agreement;

(iii)

it has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement; and

(iv)

it is registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934 and shall continue to be registered throughout the remainder of this Agreement.

(b)

Representations of the Trust.  The Fund represents and warrants to GFS that:

(i)

it is a Trust duly organized and existing and in good standing under the laws of the State of Delaware;

(ii)

it is empowered under applicable laws and by its Organizational Documents to enter into and perform this Agreement;

(iii)

all proceedings required by said Organizational Documents have been taken to authorize it to enter into and perform this Agreement;

(iv)

it is an open-end management investment company registered under the 1940 Act; and

(v)

a registration statement under the Securities Act of 1933 is currently  effective and will remain effective, and appropriate state securities law filings as required, have been or will be made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

8.

CONFIDENTIALITY

GFS and the Trust agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except that GFS may:

(a)

prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

(b)

provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies;

(c)

release such other information as approved in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where GFS may be exposed to civil or criminal liability or proceedings for failure to release the information, when requested to divulge such information by duly constituted authorities or when so requested by the Trust and the Adviser; and

(d)

In accordance with Section 248.1 of Regulation S-P (17 CFR 248.1 – 248.30) (“Reg S-P”), GFS will not directly, or indirectly through an affiliate, disclose any non-public personal information as defined in Reg S-P, received from the Fund to any person that is not affiliated with the Fund or with GFS and provided that any such information disclosed to an affiliate of GFS shall be under the same limitations on non-disclosure.

(e)

Or otherwise permitted or required by law.

9.

PROPRIETARY INFORMATION

(a)

Proprietary Information of GFS. The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by GFS on databases under the control and ownership of GFS or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, “GFS Proprietary Information”) of substantial value to GFS or the third party. The Trust agrees to treat all Proprietary Information as proprietary to GFS and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided under this Agreement.

(b)

Proprietary Information of the Trust. GFS acknowledges that the Shareholder list and all information related to Shareholders furnished to GFS by the Trust, the Advisor or by a Shareholder in connection with this Agreement (collectively, “Customer Data”) all information regarding the Trust portfolios, arrangements with any financial intermediaries such as banks, brokerage firms and other financial institutions, compensation paid to or by the Trust or the Advisor, trading strategies and all such related information (collectively, “Trust Proprietary Information”) constitute proprietary information of substantial value to the Trust. In no event shall GFS Proprietary Information be deemed Trust Proprietary Information or Customer Data. GFS agrees to treat all Customer Data and Trust Proprietary Information as proprietary to the Trust and further agrees that it shall not divulge any Customer Data or Trust Proprietary Information to any person or organization except as may be provided under this Agreement or as maybe directed by the Trust or as maybe duly requested by regulatory authorities.

(c)

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 9.  The obligations of this section shall survive any earlier termination of this Agreement.

10.

ADDITIONAL FUNDS AND CLASSES

In the event that the Trust establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and classes under this Agreement. However, either GFS or the Trust may elect in writing not to make any such series or classes subject to this Agreement.

11.

ASSIGNMENT

This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the prior written consent of GFS.

GFS may subcontract any or all of its responsibilities pursuant to this Agreement to one or more corporations, trusts, firms, individuals or associations, which may or may not be affiliated persons of GFS and which agree to comply with the terms of this Agreement; provided, however, that any such subcontracting shall not relieve GFS of its responsibilities hereunder.  GFS may pay those persons for their services, but no such payment will increase GFS' compensation from the Trust.

12.

EFFECTIVE DATE, TERM AND TERMINATION

(a)

Effective Date.  This Agreement shall become effective on the date first above written.

(b)

Term.  This Agreement shall remain in effect for a period of one (1) year from the date of its effectiveness and shall continue in effect for successive twelve-month periods provided that such continuance is specifically approved at least annually by a majority of the trustees of the Trust.

(c)

Termination.  This Agreement can be terminated upon ninety (90) days prior written notice by either party.  Compensation due GFS and unpaid by the Trust upon such termination shall be due on the date of termination or after the date that the provision of services ceases, whichever is later.  In the event of termination, GFS agrees that it will cooperate in the smooth transition of services and to minimize disruption to the Trusts and its shareholders, including liaison with the Trusts accountants.

(d)

Reimbursement of GFS’ Expenses.  If this Agreement is terminated with respect to a Fund or Funds, GFS shall be entitled to collect from the Fund or Funds, in addition to the compensation described under Sections 3 hereof, the amount of all of GFS’ reasonable labor charges and cash disbursements for services in connection with GFS’ activities in effecting such termination, including without limitation, the labor costs and expenses associated with the de-conversion of the Trusts records of each Fund from its computer systems, and the delivery to the Trust and/or its designees of the Trust’s property, records, instruments and documents, or any copies thereof.  Subsequent to such termination, for a reasonable fee, GFS will provide the Trust with reasonable access to all Trust documents or records, if any, remaining in its possession.  In the event of termination, GFS agrees that it will cooperate in the smooth transition of services and to minimize disruption to the Trust and its Shareholders.

(e)

Survival of Certain Obligations.  The obligations of Sections 3, 4, 8, 9, 12 and 13 shall survive any termination of this Agreement.

13.

LIAISON WITH ACCOUNTANTS

GFS shall act as liaison with the Trust’s independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Fund.  GFS shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

14.

MISCELLANEOUS

(a)

Amendments.  No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

(b)

Governing Law.  This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

(c)

Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(d)

Counterparts.  The parties may execute this Agreement on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(e)

Severability.  If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(f)

Force Majeure.  In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other party resulting from such failure to perform or otherwise from such causes.

(g)

Arbitration ..  Any controversy or claim arising out of, or related to, this Agreement, its termination or the breach thereof, shall be settled by binding arbitration by three arbitrators (or by fewer arbitrator(s), if the parties subsequently agree to fewer) in the City of New York, in accordance with the rules then obtaining of the American Arbitration Association, and the arbitrators’ decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(h)

Headings.  Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(i)

Notices.  All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Trust:	To GFS:
Michael J. Woods	Andrew B. Rogers
Chairman	President
XTF Advisors LLC	Gemini Fund Services, LLC
110 Wall Street, 18th Floor	450 Wireless Boulevard
New York, New York 10005	Hauppauge, NY 11788
Phone: 646.873.8400	Phone: (631) 470-2669
andrewr@geminifund.com

With a copy to:

JoAnn M. Strasser, Esq.

Thompson Hine LLP

312 Walnut Street, 14th floor

Cincinnati, Ohio 45202

(j)

Distinction of Funds.  Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

(k)

Representation of Signatories.  Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

XTF INVESTORS TRUST

GEMINI FUND SERVICES, LLC

By:

/s/ Michael J. Woods

By:  /s/ Andrew B. Rogers

Michael J. Woods

Andrew B. Rogers

          Chairman

President

ADMINISTRATION SERVICE AGREEMENT

Schedule A

FUNDS TO BE SERVICED

TARGET DATE PORTFOLIOS

XTF 2010 ETF PORTFOLIO

XTF 2020 ETF PORTFOLIO

XTF 2030 ETF PORTFOLIO

XTF 2040+ ETF PORTFOLIO

TAXABLE ALLOCATION PORTFOLIOS

XTF CONSERVATIVE ETF PORTFOLIO

XTF MODERATE ETF PORTFOLIO

XTF AGGRESSIVE ETF PORTFOLIO

TACTICAL ROTATION PORTFOLIOS

XTF SECTOR ROTATION ETF PORTFOLIO

XTF COUNTRY ROTATION ETF PORTFOLIO

ADMINISTRATION SERVICE AGREEMENT

Schedule B

FEES AND EXPENSES

ANNUAL FEES

The Greater Of:

A Minimum Annual Fee of $80,000 Per Portfolio

(billed upon commencement of each such Portfolio’s operations),

Or:

Trust Asset Based Fees of:

15 basis points up to $250 million (m)
10 basis points $250m to $500m
8 basis points $500m to $1 billion
5 basis points on assets greater than $1 billion

 (The above fee schedule will be subject to a 10% reduction in the first year.)

OUT OF POCKET EXPENSES, which include, but are not limited to:

Postage, Courier and Stationery	Travel (as requested by the Fund)
Programming, Special Reports	Expenses related to Board of Trustees’ meetings
Proxies, Insurance	Auditing and legal expenses
EDGAR filing fees	Blue Sky conversion expenses (if necessary)
Retention of records	NASDAQ charges
Federal and State regulatory filing fees	All other out-of-pocket expenses
Certain insurance premiums

Fees are billed monthly.  With certain exceptions, the fees and expenses under this Agreement also cover the cost of Transfer Agency and Fund Accounting Services (see separate agreements).

STATE REGISTRATION (BLUE SKY) FEES:

The fees enumerated above include the initial state registration, renewal and maintenance of registrations (as detailed in Paragraph 1 (l) DUTIES OF THE ADMINISTRATOR) for three (3) states. Each additional state registration requested will be subject to the following fees per fund:

Initial registration             $295.00

Registration renewal        $150.00

Sales reports (if required)   $25.00

All special reports and/or analyses requested by the Trust, shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

GFS Senior Staff    $150.00 per hour

GFS Junior Staff    $ 75.00 per hour

MIS Staff               $200.00 per hour